Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FOREST LABORATORIES, INC.

(Incorporated April 11, 1956)

Forest Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

I.              The name of the corporation is Forest Laboratories, Inc.

II.             The original certificate of incorporation of the corporation was filed with the Secretary of State of Delaware on April 11, 1956.

III.            This amended and restated certificate of incorporation has been duly adopted in accordance with sections 242 and 245 of the Delaware General Corporation Law by the board of directors and stockholders of the corporation.

IV.            The text of the certificate of incorporation as heretofore amended or supplemented is hereby integrated, amended and restated as follows:

FIRST:  The name of the corporation is FOREST LABORATORIES, INC.

SECOND:  The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH:  The total number of shares of stock which the corporation is authorized to issue is 1,001,000,000, of which 1,000,000,000 shares of the par value of $.10 per share are to be Common Stock, and 1,000,000 shares of the par value of $1.00 per share are to be Preferred Stock (“Series Preference Stock”).

A statement of the designations and the powers, preferences and rights of all series of Series Preference Stock and the qualifications, limitations or restrictions thereof, the fixing of which by the certificate of incorporation is desired, and the authority of the board of directors to fix by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

(a)              Shares of Series Preference Stock may be issued from time to time in one or more series.  The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Article and in the resolution or resolutions hereinafter referred to; and the board of directors of the corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

(i)           The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

(ii)           The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the corporation and the terms and conditions of such conversion or exchange;

(iii)           The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

(iv)           The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation;

 (v)           The voting power, if any, of the Series Preference Stock of such series; and

(vi)           The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

(b)              All shares of each series shall be identical in all respects to the other shares of such series.  The rights of the Common Stock of the corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the board of directors as aforesaid.

FIFTH:  The corporation is to have perpetual existence.

SIXTH:  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH:  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board of directors, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

EIGHTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH:  Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.  Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

TENTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH:    (a)        The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

(b)        No person serving as a director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TWELFTH:  In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

THIRTEENTH:  No stockholder of this corporation shall, because of his ownership of stock, have a preemptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this corporation issued, optioned, or sold by it after its incorporation.  Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this corporation authorized by this certificate of incorporation or by an amended certificate duly filed, may at any time be issued, optioned for sale, and sold or disposed of by this corporation pursuant to resolution of its board of directors to such person and upon such terms as may to such board of directors seem proper without first offering such stock or securities or any part thereof to existing stockholders.

IN WITNESS WHEREOF, Forest Laboratories, Inc. has caused this amended and restated certificate of incorporation to be signed by Howard Solomon, its Chairman and Chief Executive Officer on this 11 day of August 2008.

FOREST LABORATORIES, INC.

__________________________________________
Howard Solomon
Chairman and Chief Executive Officer